Exhibit 10.21

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

TECHNICAL SERVICE AGREEMENT

BETWEEN

MURPHY ECONTROLS TECHNOLOGIES (HANGZHOU) CO., LTD.

(摩菲伊肯控制技术(杭州)有限公司)

AND

CHENGDU AMICO TECHNOLOGIES CO., LTD.

(成都安美科燃气技术有限公司)

August 29, 2013

TECHNICAL SERVICE AGREEMENT

This TECHNICAL SERVICE AGREEMENT, dated this 29th day of August, 2013 (this “Agreement”), is made by and between MURPHY ECONTROLS TECHNOLOGIES (HANGZHOU) CO., LTD. (摩菲伊肯控制技术(杭州)有限公司), a company incorporated under the laws of the People’s Republic of China (the “PRC” or “China”) and having its registered address at 77 23rd Street, Hangzhou Economic & Technological Area, Hangzhou, Zhejiang Province, 310018, the PRC (hereinafter referred to as “MET”), and CHENGDU AMICO TECHNOLOGIES CO., LTD. (成都安美科燃气技术有限公司),a company organized under the laws of the PRC and having its registered address at No. 203 North Gangtong Rd, Pixian Industrial Zone, Chengdu 611743, Sichuan Province, the PRC (hereinafter referred to as “AMICO”).

WHEREAS, MET and Enovation Controls, LLC (“ENC”), MET’s ultimate parent company, are engaged in the manufacturing of engine controls, and alternate fuel management systems and components;

WHEREAS, AMICO is engaged inter alia in the development, engineering and sale of alternate fuel systems in the PRC; and

WHEREAS, the Parties wish that AMICO provide to MET’s customers certain technical services and support in relation to the Products (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants set forth herein, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1	As used in this Agreement, the following terms shall have the following meanings:

“Intellectual Property” shall mean either Party’s brand names and trademarks which are provided, in the Party’s sole discretion, to the other Party pursuant to the terms of this Agreement (including, without limitation, any of such Party’s trademarks that are registered in China or any other place) and such Party’s technical know-how and certain technology related to the business process, including, without limitation, patents, business secret, commercial information, specialized and proprietary know-how, technical information, drawings, data, charts, graphs, procedure books, operation manuals and data, technical processes and other technical or commercial literature, tangible or intangible, necessary for the performance or use of, or otherwise related to, the Products, which is possessed and controlled by such Party.

“OEMs” shall mean Original Equipment Manufacturers, such as diesel works in China, including but not limited to, engine manufacturers in China that the Parties are supplying control system parts to, with which a Party and/or Parties have entered into agreement for the development and manufacture of HD CNG, LNG, and LPG engines.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

“Parties” shall mean MET and AMICO, and the term “Party” shall individually refer to MET or AMICO, as the case may be.

“Products” shall mean alternate fuel management systems (HD EPR, D28 EPR, or future injection system like CFV and their control units or components) for diesel-based Heavy-Duty gaseous fueled spark ignited engines, including but not limited to, CNG Kits, LNG Kits, LPG Kits and components for the internal combustion engine market to be developed or manufactured by MET or its affiliates and assembled by MET, and any other products that may be mutually agreed from time to time by the Parties to this Agreement.

“Project” shall mean joint development programs with OEMs for the development and application of heavy-duty CNG, LNG and LPG turbo lean-burn engines for buses and trucks.

“Technical Services” means the services to be provided by AMICO to MET in relation to the Products, as mutually agreed upon and more specifically set forth in Article 3.1 below.

ARTICLE II

GOALS AND SCOPE

2.1	The Parties agree to significantly improve the customer satisfaction levels of their China customers. AMICO shall provide the Technical Services to MET and the China customers in accordance herewith, until MET achieves fully self-supported operation with respect to technical implementation (field trials, outside durability testing) and after-sale services (customers issues management, warranty field failures) for the Products. A milestone is set up as of the first day of January 2016, on and from which AMICO will initiate the transition of its roles and the performance of the Technical Services to MET over a year long period ending on December 31, 2016. During this one year period, AMICO will provide a supporting role to the customers and MET so that MET can perform such technical implementation and after-sale services independently from January 1, 2017. The primary sales lead, prospecting development projects and corresponding public relations roles (strategic relationship management) AMICO currently provides under the Sales Agreement between the Parties dated as of the same date hereof (the “Sales Agreement”) will continue in accordance with the terms thereof through the end of the Sales Agreement.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

ARTICLE III

RESPONSIBILITIES AND DUTIES OF THE PARTIES

3.1	Responsibilities of AMICO

The responsibilities of MET are as follows:

(a)	Carry out repair and maintenance for Products in field use and other warranty activities like field campaigns;

(b)	Carry out field failure analysis at the request of MET or customer;

(c)	Build up and maintain a well-founded service capability covering major NG areas of China to support the Projects;

(d)	Assist MET, voluntarily or at the request of MET, in recruiting and training of a technical and after-sale service team in MET that is competent to take over and successfully implement, effective from January 1, 2016, the roles and obligations as described in this Section 3.1(a) to (c) above;

(e)	Develop and maintain a responsive field service organization that provides timely reports to MET on field issues (see sample Appendix C); and

(f)	Inform MET and ENC of any key employee or significant ownership changes within 14 days of occurrence.

See Appendix A for a complete RASIC of responsibilities.

3.2	Responsibilities of MET

The responsibilities of MET are as follows:

(a)	Provide adequate spare parts and technical support to assist AMICO to carry out repair and maintenance for Products in field use and other warranty activities like warranty campaigns;

(b)	Recruit and train adequate staff in order that they are competent to take over and successfully implement, effective from January 1, 2016, the roles and obligations as described in Section 3.1(a) to (c) above; and

(c)	Inform AMICO of any key employee or significant ownership changes regarding MET within 14 days of occurrence.

ARTICLE IV

FEES AND EXPENSES FOR THE TECHNICAL SERVICES

4.1

MET shall pay AMICO a service fee (the “Service Fee”) in accordance with Appendix B for each Products MET sold to OEMs and in respect of which AMICO shall perform the Technical Services in accordance with this Agreement. AMICO

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

shall deliver to MET a consolidated invoice (the summation of Appendix B from this Agreement and Appendix B from the separate Sales Agreement). MET shall pay the Service Fee to AMICO every [*] in respect of the applicable Products for which MET has collected payment from OEMs. MET will pay AMICO in a manner consistent with how it is being paid by MET’s customers. For instance, if a customer’s terms are 50% 30 days TT followed by 50% through a 180 day bank note, MET will pay AMICO 50% within [*] after being paid 50% TT. For the other 50% paid by bank note, it will be MET’s sole discretion to: 1) pay AMICO with a bank note of the same term; or 2) wait until the bank note matures, then pay AMICO If MET elects to pay AMICO with a bank note, the fully matured value of the bank note from METs customer will be used. In either case, MET will pay AMICO within [*] of this election. The Finance Departments of MET and AMICO will work together to develop a Standard Operating Procedure (SOP) to handle the transition of payment from the U.S. to China and to ensure the payment process of MET and AMICO is handled in an efficient manner according to Chinese law. All invoices from AMICO to MET will be “technical services” invoices, provided that all invoices issued by AMICO to MET shall comply with applicable PRC laws and regulations.

4.2	Historically, AMICO bought fuel systems components from ENC for its generator business and payments from AMICO to ENC were netted against payments owed to ENC from AMICO. Going forward, these fuel system components will be supplied to AMICO from MET consistent with its other Chinese customers. As a result, AMICO will pay MET and the historical practice of netting out invoices will be discontinued. As part of this change, AMICO will also need to be current on it’s payments to MET before MET will pay AMICO. The AMICO payment terms will be [*].

4.3	If there is any price change to the customer(s), Appendix B will not necessarily be revised unless otherwise agreed in writing by both Parties. Such Appendix B change will go into effect after both Parties have signed the revised Appendix.

ARTICLE V

INDEMNIFICATION

5.1	Indemnification by MET

MET hereby indemnifies AMICO and agrees to defend, and hold it harmless from and against any and all liabilities, damages, losses, claims, costs and expenses (including reasonable attorneys’ fees) arising out of or resulting from any misrepresentation or breach of a covenant made by MET or the non-performance of any obligation to be performed on the part of MET under this Agreement.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

5.2	Indemnification by AMICO

AMICO hereby indemnifies MET and its affiliates and agrees to defend and hold each of them harmless from and against any and all liabilities damages, losses, claims, costs and expenses (including reasonable attorneys’ fees) arising out of or resulting from any misrepresentation or breach of a covenant by AMICO or the non-performance of any obligation to be performed on the part of AMICO under this Agreement.

ARTICLE VI

CONFIDENTIALITY AND INTELLECTUAL PROPERTY

6.1	Confidentiality

The Parties agree that, except as otherwise provided in this Agreement, terms and conditions in the separate Confidentiality Agreement signed by MET and AMICO on the same date hereof will prevail with regard to the protection of the Intellectual Property rights of either Party. The provisions of the Confidentiality Agreement shall be incorporated in this Agreement by reference and will survive for two years past the expiration or termination of this Agreement and its extensions.

6.2	Intellectual Property

The Parties agree that in the event of the termination of this Agreement for any reason whatsoever, (i) any license agreements between ENC, MET or their affiliate on the one hand and AMICO and/or the OEMs on the other hand with respect to any Intellectual Property of ENC, MET or their affiliates shall be terminated upon the request of ENC, MET or their affiliates, and (ii) AMICO shall have the right to terminate any license agreements between ENC, MET or their affiliate on the one hand and AMICO and/or the OEMs on the other hand with respect to any of AMICO’s Intellectual Property.

ARTICLE VII

ARBITRATION

7.1	All matters, questions, disputes, differences or claims arising between the Parties as to (i) the effect, interpretation or application of this Agreement, (ii) their respective rights, duties or liabilities hereunder, or (iii) any act, matter or thing arising out of or in connection with this Agreement, shall first be resolved through friendly negotiations between the Parties. Such negotiations shall commence within a period of seven (7) working days of the issue of notice in writing by one Party to the other Party calling for the same.

7.2

In the event that such negotiations fail to resolve the dispute within a period of thirty (30) working days from the date of receipt of the notice by the notified Party, such dispute shall be referred to the China International Economic and Trade Arbitration Commission (the “CIETAC”) for arbitration in Beijing by an arbitration tribunal in

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

accordance with the then effective Arbitration Rules of CIETAC (the “CIETAC Arbitration Rules”), except where this Section 7 provides for procedures or rules which differ from the CIETAC Arbitration Rules, in which case, the procedures and rules provided for in this Section 7 shall be applied.

7.3	The Parties shall be responsible for the payment of their respective costs in connection with any arbitration proceeding.

7.4	The existence of a dispute between the Parties hereto, or the initiation or continuance of any arbitration proceedings referred to above, shall not delay or otherwise postpone the performance of the undisputed obligations of the Parties hereto and the arbitrator shall take full cognizance and give due consideration to such performance, if any, in the making of the final award.

7.5	The arbitration tribunal shall consist of three (3) arbitrators. Each Party shall appoint one (1) arbitrator, whose professional background and experience shall be suitable for the issue in dispute. If either party fails to appoint an arbitrator within fifteen (15) days of the date of its receipt of the arbitration notice from CIETAC, such appointment shall be made by the Chairman of CIETAC. The two (2) arbitrators so appointed by the Parties shall agree upon the third arbitrator, who shall act as the presiding arbitrator of the arbitration tribunal. If the two (2) arbitrators so appointed fail to agree upon on the third arbitrator within fifteen (15) days from the date of the appointment of the second arbitrator, the third arbitrator shall be appointed by the Chairman of CIETAC.

7.6	The arbitral proceedings shall be conducted in English, and the arbitration tribunal shall render a written arbitral award in English. The arbitral award shall be final and binding upon the Parties, and enforcement thereof may be rendered by any court having jurisdiction thereof. The Parties shall use their best efforts to effect the prompt execution or enforcement of any such award and shall render whatever assistance as may be necessary to this end.

ARTICLE VIII

FORCE MAJEURE

8.1

No Party shall be held liable or responsible to the other Party for failure or delay in fulfilling or performing any obligation under this Agreement if such failure or delay is caused by actions or events which are beyond the reasonable control of the affected Party, the effect of which is to prevent or interfere with that Party’s performance hereunder, including, without limitation, (i) any natural disasters or public enemy, fire, explosion, accident, embargo, or any other circumstances of like or different character commonly referred to as force majeure; or (ii) interruption of or delay in transportation or shortage or failure of supply of materials or equipment, breakdowns, strikes, or other labor strife from whatever cause arising; or (iii) compliance by either Party with any valid order, action, directive, or request of any

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

government official, department, agency, or authority. Each Party agrees to give the other Party prompt written notice of the occurrence of any such condition and the extent to which the affected Party will be unable to fully perform its obligations hereunder. Each Party further agrees to use all reasonable efforts to correct such conditions as quickly as possible and to give the other Party prompt written notice when it is again fully able to perform such obligation, provided that, in the event of such prevention or delay as aforesaid, both Parties hereto, instead of exercising the aforesaid option, may consult with each other in order to mutually determine the course of action to be taken, in order to minimize the effects of such prevention or delay and continue the operation of this Agreement.

ARTICLE IX

TERM

9.1	This Agreement shall be effective as of September 1, 2013 and shall continue in full force and effect until December 31, 2016. To the extent necessary, the Parties may extend the term of this Agreement by mutual agreement in writing before the expiration of the term of this Agreement.

9.2	Either Party may, by prior written notice to the other Party, terminate this Agreement at any time if the other Party violates any provisions of this Agreement.

9.3	If this Agreement is terminated by AMICO prior to its expiration, then AMICO shall continue to provide the Technical Services in respect of the Products that have already been sold and delivered by MET to OEMs prior to the expiration. Effective January 1, 2017, MET will assume full responsibility for all products under this agreement sold and delivered prior to the termination date of this Agreement. If MET terminates this agreement prior to its expiration, then MET will immediately assume fully responsibility for all products sold and delivered prior to the termination date of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1	Waiver

Failure or delay by a Party to require the performance of any provision of this Agreement shall not affect or impair that Party’s right to require full performance thereof at any time thereafter. Each Party may specifically waive, in writing, any breach of this Agreement by the other Party, but no such waiver shall constitute a continuing waiver of similar or other breaches by the other Party.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

10.2	Notices

All notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been duly given, if delivered by hand, at the time of receipt or, if communicated by email or similar electronic means (such as facsimile), at the time receipt thereof has been confirmed by return electronic communication or signal that the message has been clearly received or, if mailed or sent by courier, seven (7) days after mailing, registered airmail return receipt requested, with postage prepaid or delivery to the courier service agency, provided that, if there is no other changes clarified in this Agreement, notices or other communications between these two persons named below are the only official and final versions between the Parties.

In case of MET to:

[*] Executive Vice President Enovation Controls 5757 Farinon Drive San Antonio, TX 78249 Ph. +1 210 495 9772 [*] Fx. +1 210 495 9791 Email: [*]@enovationcontrols.com

In case of AMICO to:

[*]

General Manager

Chengdu AMICO Technologies Co., LTD. #203 North Gangtong Rd, Pixian Industrial Zone, Chengdu, Sichuan 611743,

People’s Republic of China

Ph. +86 28 6611 8718 [*]

Fax. +86 28 6611 8737

Email: [*]@cnamico.com

However, if one or both the above two persons resign or for any other reasons force majeure cannot perform the role as major contacts, the following two persons are assigned as the standby contacts:

In case of MET to:

[*] Vice President Enovation Controls 5757 Farinon Drive San Antonio, TX 78249 Ph. + 1 210 495 9772 [*] Fx. + 1 210 495 9791 Email: [*]@enovationcontrols.com

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

In case of AMICO to:

[*]

Executive GM

Chengdu AMICO Technologies Co., LTD.

#203 North Gangtong Rd, Pixian Industrial Zone,

Chengdu, Sichuan 611743,

People’s Republic of China

Ph. +86 28 6611 8718 [*]

Fax. +86 28 6611 8737

Email: [*]@163.com

10.3	Language

English shall be used in all correspondence and communications between the Parties. This Agreement is written in both English and Chinese languages, and both versions shall be equally valid and binding. In the event of any discrepancy between the two language versions, the English version shall prevail.

10.4	Entire Agreement

This Agreement sets forth the entire agreement between the Parties and supersedes all prior other agreements and understandings between the Parties and their officers, directors, or employees as to the subject matter hereof. Neither Party has relied upon any oral representation or oral information given to it by any representative of the other Party. No change in this Agreement shall be effective either as a result of a course of conduct or oral statements, other than by an agreement in writing signed by the duly authorized representative of each of the Parties hereto. Each of the Appendices or Exhibits (if any) referred to herein and attached hereto are an integral part of this Agreement and made a part hereof.

10.5	No Agency/Partnership

Nothing in this Agreement shall be construed so as to constitute either Party hereto the agent or partner of the other. On no account may a Party create (or hold itself out to third person as being able to create) any binding obligation on behalf of the other without the prior written consent of the other.

10.6	Assignment

Neither this Agreement nor any of the rights and obligations arising hereunder may be assigned or transferred by either Party and any such purported assignment shall be null and void except that MET may assign this Agreement and the rights and obligations arising hereunder to any of its affiliates. Subject to the foregoing, all covenants, agreements, representations and indemnities contained in this Agreement shall bind and inure to the benefit of the successors and permitted assigns.

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

10.7	Severability

The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement.

10.8	Number of Copies Executed

This Agreement shall be prepared and executed in five (5) originals. Each Party shall keep two originals, and Fangda Partners shall keep one original.

10.9	Governing Law

The formation, validity, interpretation, execution of this Agreement and settlement of any disputes arising hereunder shall be governed by and in accordance with the laws of the PRC.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and caused their respective corporate seals to be affixed by their officers thereunto duly authorized as of the day and year first written above.

MURPHY ECONTROLS TECHNOLOGIES (HANGZHOU) CO., LTD.

(摩菲伊肯控制技术(杭州)有限公司)

(Corporate Chop)

BY:	[*]
Name:	[*]
Title:	Executive Vice President

CHENGDU AMICO TECHNOLOGIES CO., LTD.

(成都安美科燃气技术有限公司)

(Corporate Chop)

BY:	[*]
Name:	[*]
Title:	Executive General Manager

CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

Appendix A

Appendix A - Technical
AMICO
MET
Activity
Customer
Hangzhou
San Antonio
Other
Field Trials [*] [*] [*] [*]
Outside Durability Testing [*] [*]
Develop and Maintain a Responsive Field Service Organization [*] [*] [*]
Timely Reporting of Field Issues to MET [*] [*] [*]
Warrant Issues Management
[*] [*] [*]
[*] [*] [*] [*]
[*] [*] [*] [*]
Documentation
[*] [*]
[*] [*]
[*] [*]
Training
[*] [*] [*]
[*] [*] [*]
[*] [*] [*]
Products/Parts
[*] [*] [*] [*]
Other
[*] [*] [*] [*]
[*] [*] [*] [*]
[*] [*] [*]
[*] [*] [*] [*] [*]
(1) Contingent on staffing of key resources in region
(2) Transition according to agreed plan (Starting Jan 1, 2016)
R = Responsible
S = Support

Appendix B

	1-Sep-13	2014	2015	Qtr 1 2016	Qtr 2 2016	Qtr 3 2016	Qtr 4 2016	2017	31-Aug-18

Core Systems	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

ECM	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
EPR	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Envirotech	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Waste Gate Control Valve	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Mixer	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Dual Stage Regulator	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Core System Service Parts	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Sensors	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Throttles	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Lock-off Valves	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Surge Valve	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
AMICO Purchased Parts	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Appendix C

Warranty Field Failure / Defect on Arrival Report
All Items in BOLD print must be filled out before an RMA will be issued
Case Number:
1
Customer Info
Customer 1 Name: Amico Customer 2 Name: Sino
Customer Contact [*] E-mail: [*]@gmail.com
RMA Requested? Yes RMA #: RA1234567
Customer Complaint # / Reference # ref12345
X 1.- Defective on arrival 2.- In Process Failure 3.- Field Failure 4.- Other
Quantities
Customer 1
Defective Quantity: 5 Total Replaced Quantity
Suspect Quantity: 120 7
Logistics
Total Days 7
Date of failure: 15-Aug-13
Date of Request/Complaint: 16-Aug-13
Unit Manufacturing date: 20-Nov-12
Returned to Hangzhou: 16-Aug-13 Engine Mfg Date: 12-Dec-12
Received at Hangzhou: 19-Aug-13
Returned to San Antonio: 20-Aug-13
Received at San Antonio: 21-Aug-13 Service Time (Days): 246
Credit or replacements from EC>Cus 22-Aug-13
Reason for return and detailed description of problem:
Pin 84 burn, Code 1131
Customer notes, requirements, expectations / G8D#:
8D 13-074
Part(s) in question
EControls P/N (s): E1234567b OEM’s Part Number: C1234567b
EControls Part Name: GCP 4G
EControls SN(s) : 12345678 Kilometers: 15,000
Current Calibration Model: C12545 Number hours on unit: 0.00
Hangzhou Analysis
Programing error
Analysis By: A. [*] Result: 1.-Confirm defect
Disposition: 4.- Analysis- Return to SAT / Wait for SAT Disposition
San Antonio Analysis
Test sample
Analysis By: M. Marshall Result: 1.-Confirm defect
Disposition: 2.- Confirmed - Scrap/Replacements to customer
Remarks
None
San Antonio Actions
1.- MNJN2.- HGHG